Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated August 1, 2020 (the “Effective Date”), by and between Banner Energy Services Corp. (the “Company”) and Richard Horgan (“Executive”).

WHEREAS, Executive wishes to be employed by the Company and the Company desires to employ Executive as its Chairman and Chief Executive Officer (the “CEO”) of the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereto hereby agree as follows:

1. Employment; Employment Term. Upon the terms and conditions hereinafter set forth, the Company hereby agrees to retain the services of Executive and Executive hereby accepts such employment and agrees to faithfully and diligently serve as the CEO of the Company in accordance with this Agreement, commencing on the Effective Date and, unless terminated earlier pursuant to Section 6 of this Agreement, continuing until the close of business on the four-year anniversary of the Effective Date (the “Employment Term”).

2. Duties.

(a) Services. During the Employment Term, Executive agrees to serve as CEO of the Company and shall render his duties as CEO in a manner that is consistent with Executive’s position within the Company and as directed by the Company’s Board of Directors (the “Board”). In addition to his duties as CEO, if requested by the Board, Executive agrees to serve as an elected/appointed officer and director of the Company and/or of any Subsidiary or Related Party of the Company and Executive shall serve in such capacities without additional compensation.

(b) Certain Obligations. During the Employment Term, Executive (i) shall devote sufficient time and attention to achieve, in accordance with the policies and directives of the Board, the financial, operational, and growth objectives of the Company.

3. Compensation. For the services rendered herein by Executive, and the promises and covenants made by Executive herein, during the Employment Term the Company shall pay compensation to Executive as follows.

(a) Base Salary. The Company shall pay to Executive the sum of $120,000 as an annual salary (the “Base Salary”), payable in accordance with the normal payroll practices of the Company.

(b) Additional Compensation. Executive may be eligible for additional compensation in the form of performance bonuses and stock grants as determined by the Board Compensation Committee (“Comp Committee”) upon the appointment of independent directors to serve on that committee.

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4. Benefits.

(a) Other Benefits. During the Employment Term, Executive will be eligible to participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible including, without limitation, group medical, 401k, life insurance and other benefit plans (the “Benefits”). The CEO also has the authority to implement additional benefits plans not currently available within the Company in order to comply with federal, state, and local laws, and ensure the Company is in a position to attract talent. The Company reserves the right to cancel or change at any time the Benefits that it offers to its employees.

(b) Expenses. During the Employment Term, Executive shall be reimbursed for reasonable (travel and other) expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. Executive agrees to provide detailed backup of any expenses and indicate on any submission for reimbursement those expenses that relate to meals and entertainment.

5. Non-Disclosure of Information, Assignment of Intellectual Property, and Restrictive Covenants. Executive acknowledges that the Executive has and will develop and assemble extensive “know-how” and trade secrets relating to the Company’s business. Beginning from the Effective Date and continuing during Executive’s employment with the Company, Executive will have access to such trade secrets and relationships and other proprietary information of the Company. Executive agrees to protect the Company’s Confidential Information as provided in the Company’s policies.

6. Termination; Severance Payments; Etc.

(a) At-Will Employment. Executive and the Company agree that Executive’s employment is at-will and that, either Executive or the Board may terminate Executive’s employment, at any time, with or without any cause, on thirty days prior notice; provided however that the Company may terminate the Executive’s employment for cause with no prior notice; provided further however, that each party shall remain bound by the terms and provisions of this Agreement that survive the termination in accordance with Section 8(i). If the Executive’s employment with the Company terminates, then the Executive, or, his estate, if applicable, shall be entitled to any portion of the Base Salary that has accrued but not been paid through the date of such termination.

7. Representations.

(a) Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to or outside of his employment by the Company. Executive hereby represents and warrants that he has not entered into, and will not enter into, any oral or written agreement in conflict herewith.

(b) Executive hereby represents that Executive is not subject to any other agreement that Employee will violate by working with the Company or in the position for which the Company has hired Executive. Further, Executive represents that no conflict of interest or a breach of Executive’s fiduciary duties will result by working with and performing duties for the Company.

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(c) Executive further acknowledges and agrees that he has carefully read this Agreement and that he has asked any questions needed for him to understand the terms, consequences and binding effect of this Agreement and fully understands it and that he has been provided an opportunity to seek the advice of legal counsel of his choice before signing this Agreement.

8. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications hereunder (i) shall be in writing, (ii) shall be effective upon receipt, and (iii) shall be sufficient if delivered personally, electronically with receipt confirmation, or by mail

(b) Entire Agreement. This Agreement constitute the entire agreement by and between the parties with respect to the subject matter contained herein and supersedes all prior agreements or understandings, oral or written, with respect to the subject matter contained herein. Notwithstanding the foregoing, Executive shall remain subject to and bound by the Employee Confidentiality Agreement and the Company Policies.

(c) Amendments; Waivers; Etc. This Agreement may not be altered, amended or modified in any manner, nor may any of its provisions be waived, except by written amendment executed by the parties hereto that specifically states that they intended to alter, amend or modify this Agreement. No provision of this Agreement may be waived by any party hereto except by written waiver executed by the waiving party that specifically states that it intends to waive a right hereunder. Any such waiver, alteration, amendment or modification shall be effective only in the specific instance and for the specific purpose for which it was given. No remedy herein conferred upon or reserved by a party is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or in connection with this Agreement and now or hereafter existing at law or in equity.

(d) Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to the principle of the conflict of laws. Any dispute arising in connection with this Agreement may be adjudicated by binding arbitration pursuant to the rules of the American Arbitration Association, before a single arbitrator in Texas except that the foregoing shall not preclude the Company or Executive from enforcing the award of the arbitrators in a state or Federal Court located in the State of Texas, and each of the parties hereto consent to the jurisdiction of such Courts.

(e) Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder are assignable by Executive. The Company shall have the right to assign its rights and obligations under this Agreement to any affiliate or successor of the Company. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any such successor of the Company (including but not limited to any person or entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company) will be deemed substituted for the Company under the terms of this Agreement for all purposes.

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(f) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT OR WITH ANY ARBITRATOR AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT (I) THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, (II) EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND (III) EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES AGREES THAT THE PREVAILING PARTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE ENTITLED TO RECOVER ITS REASONABLE FEES AND EXPENSES IN CONNECTION THEREWITH, INCLUDING LEGAL FEES.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

(h) Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

(i) Survival. Any termination of Executive’s employment and any expiration or termination of the Employment Term under this Agreement shall not affect the continuing operation and effect of Sections 4, 5, 6 and 8 hereof, which shall continue in full force and effect with respect to the Company and its successors and assigns and respect to Executive.

(j) Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes, or control, own no more than forty-nine (49%) of the voting power of all outstanding stock of the Company.

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first set forth above.

ACCEPTED AND AGREED TO BY:

Executive

/s/ Richard Horgan
Richard Horgan

BANNER ENERGY SERVICES CORP

/s/ Jay Puchir
Jay Puchir
Chairman & Chief Executive Officer

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